UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2014

Ultragenyx Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36276	27-2546083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Leveroni Court, Novato, California		94949
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 483-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 20, 2014, Ultragenyx Pharmaceutical Inc. (“Ultragenyx” or the “Company”) executed Addendum #3 (the “Amendment”) to the Standard Lease, dated as of July 1, 2011, between the Company and Condiotti Enterprises, Inc. (“Condiotti Enterprises”), which was previously amended by that certain Addendum One dated on or about July 1, 2011 (“Addendum One”) and that Certain Addendum Two dated on or about July 26, 2011 (as so amended, the “Lease”). The Amendment is deemed effective as of February 12, 2014 and amends the Lease by adding approximately 25,000 square feet of first floor space (the “Expansion Space”) to the existing space rented by Ultragenyx (the “Existing Space”). The rental term for the Expansion Space shall commence on May 1, 2014 and expire on April 30, 2019, unless extended as permitted by the Amendment. In connection with the rental of the Expansion Space, the rental term for the Existing Space shall be extended to be co-terminous with the Expansion Space so that the rental term for the Existing Space shall also expire on April 30, 2019, unless extended as permitted by the Amendment. Additionally, the Amendment provides that the base monthly rent for the Expansion Space shall be approximately $28,000 and that the base monthly rent for the Existing Space shall be approximately $25,000; the base monthly rent for each of the Expansion Space and the Existing Space shall be increased annually (effective May 1st of each year) in accordance with the terms of the Lease. The base monthly rent for the Expansion Space shall, however, be waived for the month of May 2014.

The Company intends to install leasehold improvements to the Expansion Space and is required per the terms of the Amendment to post a completion bond for the benefit of Condiotti Enterprises in an amount sufficient to cover all of the proposed improvements.

The foregoing description of the Amendment is qualified in its entirety by reference to Addendum #3 To The Lease By and Between Condiotti Enterprises, Inc. And Ultragenyx Pharmaceutical Inc. filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Addendum #3 To The Lease By and Between Condiotti Enterprises, Inc. And Ultragenyx Pharmaceutical Inc.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2014	Ultragenyx Pharmaceutical Inc.

	By:	/s/ Shalini Sharp
Shalini Sharp
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Addendum #3 To The Lease By and Between Condiotti Enterprises, Inc. And Ultragenyx Pharmaceutical Inc.